Registration Nos. 333-140339
333-134910

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S 8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PUBLICIS GROUPE S.A.
(Exact Name of Registrant as Specified in Its Charter)

Republic of France	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

133 AVENUE DES CHAMPS ELYSEES
75008 PARIS
FRANCE
(Address, including zip code, of registrant’s principal executive offices)

Restricted Stock Award Agreement Under the Digitas Inc. 2000 Stock Option and Incentive Plan;
Digitas Inc. 2000 Stock Option and Incentive Plan and Digitas Inc. 2000 Stock Option and Incentive
Plan as Amended and Restated (including the UK subplans thereunder); Bronner Slosberg Humphrey
Co. 1999 Option Plan; Bronner Slosberg Humphrey Co. 1998 Option Plan; Modem Media
Poppe Tyson, Inc. Amended and Restated 1997 Stock Option Plan; Modem Media Poppe
Tyson, Inc. Amended and Restated 1999 Stock Option Plan; Modem Media 2000 Stock Incentive Plan;
Vivid Holdings, Inc. 1999 Stock Incentive Plan; PUBLICIS GROUPE STOCK OPTION PLAN 2003-2005
(Full Title of the Plans)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 590-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications to:

Elliott V. Stein
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Telephone: (212) 403-1000

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

     This post-effective amendment relates to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):

1.	Registration Statement 333-140339, filed January 31, 2007, registering 3,640,000 ordinary shares for the following plans: Restricted Stock Award Agreement Under the Digitas Inc. 2000 Stock Option and Incentive Plan; Digitas Inc. 2000 Stock Option and Incentive Plan and Digitas Inc. 2000 Stock Option and Incentive Plan as Amended and Restated (including the UK subplans thereunder); Bronner Slosberg Humphrey Co. 1999 Option Plan; Bronner Slosberg Humphrey Co. 1998 Option Plan; Modem Media Poppe Tyson, Inc. Amended and Restated 1997 Stock Option Plan; Modem Media Poppe Tyson, Inc. Amended and Restated 1999 Stock Option Plan; Modem Media 2000 Stock Incentive Plan; Vivid Holdings, Inc. 1999 Stock Incentive Plan; and

2.	Registration Statement 333-134910, filed June 9, 2006, registering 5,500,000 ordinary shares for the Publicis Groupe Stock Option Plan 2003-2005.

     Publicis Groupe S.A. (“Publicis”) intends to file a Form 15F to terminate the registration of its ordinary shares, ORANEs and equity warrants under the Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by Publicis in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, Publicis hereby amends the Registration Statements to withdraw from registration the securities registered but unsold under the Registration Statements.

ITEM 8. Exhibit Index

Exhibit No.	Description

24.1	Powers of Attorney (incorporated by reference to Publics Groupe S.A.’s
Registration Statement on Form S-8 (File No. 333-140339, filed January 31, 2007)).

24.2	Powers of Attorney (incorporated by reference to Publics Groupe S.A.’s
Registration Statement on Form S-8 (File No. 333-134910, filed June 9, 2006)).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Paris, France on September 7, 2007.

PUBLICIS GROUPE S.A.

By:	/s/ Maurice Lévy

Name:	Maurice Lévy

Title:	Chief Executive Officer and
Chairman of the Management Board

Date:	September 7, 2007

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment has been signed by or on behalf of the following persons in the capacities indicated as of September 7, 2007:

Signature	Title	Date

*

Elisabeth Badinter	Chairperson of the Supervisory Board	September 7, 2007
*

Sophie Dulac	Vice-Chairperson of the Supervisory Board	September 7, 2007
*

Monique Bercault	Member of the Supervisory Board	September 7, 2007
*

Leone Meyer	Member of the Supervisory Board	September 7, 2007
*

Helene Ploix	Member of the Supervisory Board	September 7, 2007
*

Simon Badinter	Member of the Supervisory Board	September 7, 2007
*

Michel Cicurel	Member of the Supervisory Board	September 7, 2007
*

Michel David-Weill	Member of the Supervisory Board	September 7, 2007
*

Michel Halperin	Member of the Supervisory Board	September 7, 2007

Tateo Mataki	Member of the Supervisory Board	September 7, 2007
*

Yutaka Narita	Member of the Supervisory Board	September 7, 2007
*

Felix George Rohatyn	Member of the Supervisory Board	September 7, 2007
*

Amaury de Seze	Member of the Supervisory Board	September 7, 2007

*

Henri-Calixte Suaudeau	Member of the Supervisory Board	September 7, 2007
*

Gerard Worms	Member of the Supervisory Board	September 7, 2007

/s/ Maurice Lévy

Maurice Lévy	Principal Executive Officer	September 7, 2007

/s/ Jean-Michel Etienne

Jean-Michel Etienne	Chief Financial Officer and Chief Accounting Officer	September 7, 2007

/s/ John Betley

John Betley	Authorized Representative in the U.S.	September 7, 2007

* By:	/s/ Maurice Lévy

Name:	Maurice Lévy
Title:	Attorney-in-fact

Exhibit Index

Exhibit No.	Description

24.1	Powers of Attorney (incorporated by reference to Publics Groupe S.A.’s
Registration Statement on Form S-8 (File No. 333-140339, filed January 31, 2007)).

24.2	Powers of Attorney (incorporated by reference to Publics Groupe S.A.’s
Registration Statement on Form S-8 (File No. 333-134910, filed June 9, 2006)).